Exhibit 99.2

Selected Unaudited Pro forma

Condensed Combined Financial Information and Other Data

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (this “Report”) filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2021 and, if not defined in this Report, the final prospectus and definitive proxy statement dated October 26, 2021, filed by Pear Therapeutics, Inc. (formerly known as Thimble Point Acquisition Corp.) prior to the consummation of the Transactions (the “Proxy Statement/Prospectus”). Unless the context otherwise requires, all references in this section to “Pear” refer to THMA and its wholly-owned subsidiaries after giving effect to the Transactions.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021, combine the historical balance sheets of THMA and Pear US on a pro forma basis as if the following transactions (collectively, the “Transactions”) that occurred on the Closing Date, were completed on September 30, 2021:

•	Merger Sub merged with and into Pear US, with Pear US surviving as a wholly-owned subsidiary of the Combined Company;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into an equal number of Pear US Common Shares, which shares shall constitute the only outstanding shares of capital stock of Pear US to be held by the Combined Company;

•

all issued and outstanding shares of Pear USs’ capital stock (other than shares held by the Combined Company) converted at a ratio of approximately 1.47 into an aggregate of 113,399,293 Pear Class A Common Shares;

•	all shares of Pear US’ capital stock held in treasury were canceled without any conversion thereof;

•

all of the outstanding options of Pear US to acquire Pear US Common Shares were assumed by the Combined Company and converted at a ratio of approximately 1.47 into options to acquire an aggregate of approximately 18,713,285 Pear Class A Common Shares;

•	all of the 6,900,000 outstanding shares of THMA Class B Shares, held by the Sponsor and the former independent directors of THMA converted into an aggregate of 6,900,000 Pear Class A Common Shares;

•

all of the remaining outstanding THMA units were separated, pursuant to their terms, into one Pear Class A Common Shares and one-third (1/3) of one redeemable warrant (and THMA’s units ceased trading on the Nasdaq);

•

the Combined Company issued an aggregate of 10,280,000 Pear Class A Common Shares to the PIPE Investors (inclusive of the Forward Purchase Assignment) pursuant to the closing of the PIPE Investment; and

•	The Combined Company issued an aggregate of 6,387,026 Pear Class A Common Shares to the Anchor Investor, pursuant to the Forward Purchase Agreement, as amended.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021, and year ended December 31, 2020, combine the historical statements of operations of THMA and Pear US on a pro forma basis as if the Transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which is herein referred to as Article 11. In accordance with Article 11, the historical financial statements may be adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to provide for “Transaction Accounting Adjustments” reflecting only the application of required accounting for the Transactions. The unaudited pro forma condensed combined financial information does not reflect any Management Adjustments (as defined under Release No. 33-10786).

In the opinion of management, all adjustments necessary to reflect the effects of the Transaction have been included in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet, and unaudited pro forma condensed combined statements of operations, and the selected financial and other data are primarily based on, and should be read in conjunction with, THMA unaudited financial statements and accompanying notes included in THMA’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, and THMA Form S-4 declared effective on October 26, 2021.

The unaudited pro forma combined financial information does not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference:

•

the historical unaudited condensed financial statements as of and for the three and nine months ended September 30, 2021 of THMA, and the related notes are included in THMA’s Quarterly Report on Form 10-Q filed on November 5, 2021;

•

the historical unaudited condensed consolidated financial statements of Pear US as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements of Pear US as of and for the year ended December 31, 2020 and 2019; and

•

other information relating to THMA and Pear US is included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination Agreement.”

The unaudited pro forma condensed combined financial information should also be read together with the section entitled “THMA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Pear US’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference.

Description of the Transaction

Pursuant to the Merger Agreement, Oz-Merger Sub Inc. merged with and into THMA, with Oz-Merger Sub Inc. surviving the Transactions. Oz-Merger Sub Inc. became a wholly-owned subsidiary of THMA and THMA was immediately renamed Pear Therapeutics, Inc. Upon the consummation of the Transactions, all holders of 77,015,965 issued and outstanding Pear US Common Shares (after giving effect to the conversion of all Pear US Preferred Shares) received Pear Class A Common Shares at a deemed value of $10.00 per share after giving effect to the Exchange Ratio of approximately 1.47 resulting in 113,399,293 Pear Class A Common Shares immediately issued and outstanding as of the Closing, which includes the net exercise of Pear US warrants prior to Closing for 1,079,686 Pear Class A Common Shares.

In addition, all holders of issued and outstanding vested Pear US Equity Awards of 4,896,475 Pear Class A Common Shares were deemed converted into 6,600,543 Pear Class A Common Shares after giving effect to the Exchange Ratio, of approximately 1.47 and cashless exercise. In addition, all unvested Pear US Equity Awards converted into unvested Pear Class A Common Shares after giving effect to the Exchange Ratio, of approximately 1.47. Based on the following events contemplated by the Business Combination Agreement and based on Pear US’s capitalization as of November 30, 2021:

(i)

the exercise of 1,012,672 Pear US Series D-1 Preferred Shares held by Perceptive Credit Holdings III, LP (“Perceptive”) warrants to purchase 629,057 Pear US Common Shares and subsequent conversion of the 629,057 Pear US Common Shares into 926,232 Pear Class A Common Shares;

(ii)

the exercise of 32,711 Pear US Series A Preferred Shares and 81,322 Pear US Common Shares warrants held by Silicon Valley Bank to purchase 30,673 Pear US Preferred Shares and 73,547 Pear US Common Shares and subsequent conversion of the Pear US Common Shares and Pear US Preferred Shares into 153,454 Pear Class A Common Shares;

(iii)	the conversion of all 64,472,667 Pear US Preferred Shares issued and outstanding into 94,930,404 shares of Pear Class A Common Shares as adjusted by the Exchange Ratio;

(iv)

the conversion of all 11,810,021 Pear US Common Shares issued and outstanding (excluding shares owned by Pear US as treasury stock or dissenting shares) into 17,389,203 shares of Pear Class A Common Shares as adjusted by the Exchange Ratio; and

(v)	the conversion of all 4,896,475 granted and outstanding Pear US In-the-Money Options into an option to purchase 6,600,543 Pear Class A Common Shares as adjusted by the Exchange Ratio.

The determination of the 113,399,293 Pear Class A Common Shares issued and outstanding as of the Closing and Pear awards covering 6,600,543 shares reserved for the potential future issuance of Pear Class A Common Shares is summarized below:

	Pear US Stock Outstanding at September 30, 2021	Additional Pear US Stock Issued and Options Vested After September 30, 2021 (1)	Conversion of Pear US Preferred Stock, Exercisable Warrants, and Vested Options into Pear US Common Stock	Pear US Stock Outstanding Prior to Closing		Pear Stock Held by Pear Stockholders Post Closing (2)
COMMON STOCK
Common Stock (3)	11,798,521	11,500	65,205,944 (4)	77,015,965		113,399,293
PREFERRED STOCK
Series A Preferred Stock	20,308,856		(20,308,856)	—		—
Series B Preferred Stock	11,808,789		(11,808,789)	—		—
Series C Preferred Stock	8,951,819		(8,951,819)	—		—
Series D-1 Preferred Stock	15,293,315		(15,293,315)	—		—
Series D-2 Preferred Stock	8,109,888		(8,109,888)	—		—
WARRANTS
Pear US Warrants	1,126,705		(1,126,705)	—

Total Common and Preferred Stock (3)	76,271,188	11,500	(393,428)	77,015,965		113,399,293
Pear US In-the-Money Options	4,560,750	335,725	(413,595)	4,482,880	(5)	6,600,543

Total Pear US Stock and Options (3)	80,831,938	347,225	(807,023)	81,498,845		119,999,836

(1)	Reflects the capitalization activity of Pear US subsequent to the latest balance sheet date through November 30, 2021, in connection with the Business Combination Agreement.
(2)

Per the terms of the Business Combination Agreement, no fractional Pear Class A Common Shares were issued. Each holder of Pear US stock entitled to a fraction of a Pear Class A Common Share had its fractional share rounded down to the nearest whole share. Each holder of a Pear US Vested-In-The-Money-Option underlying a fraction of a share of Pear Class A Common Shares had its fractional Vested-In-The-Money-Option rounded down to the nearest whole share.

(3)

Excludes up to 12,395,625 shares in the aggregate of additional Pear Class A Common Shares (the “THMA Earn-Out Shares”) that the holders of Pear US Class A common stockholders can contingently receive in three equal tranches of 4,131,875 shares respectively, upon PEAR achieving $12.50, $15.00, or $17.50, respectively, as its volume-weighted average price per share for any 20 trading days within a 30 consecutive trading day period (as adjusted for share splits, reverse share splits, share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares, or the like).

(4)	Includes 733,277 shares representing the cashless exercise of all 1,126,705 outstanding Pear US warrants prior to Closing.
(5)	Represents the shares outstanding after cashless exercise of 4,896,475 outstanding Pear US equity awards prior to Closing.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Other related events that occurred in connection with the Merger are summarized below:

(i)	the conversion of all THMA Class B Common Share issued and outstanding shares immediately prior to the Merger were converted into one THMA Class A Common Share;

(ii)

the filing and effectiveness of our amended and restated certificate of incorporation and the effectiveness of our restated bylaws, each of which occurred immediately prior to the Effective Time and the closing of the PIPE Investment;

(iii)

The sale and issuance of 10,280,000 shares of Pear Class A Common Shares (“PIPE Shares”) to PIPE Investors (inclusive of Forward Purchase Assignment), at a purchase price of $10.00 per share pursuant to the Subscription Agreements, and an aggregate purchase price of $102.8 million; and

(iv)	The sale and issuance of 6,387,026 Pear Class A Common Shares to the Anchor Investor, at a purchase price of $10.00 per share pursuant to the Amended Forward Purchase Agreement.

Expected Accounting Treatment

The Transactions will be accounted for as a reverse recapitalization in accordance with United States generally accepted accounting principals, or GAAP. Under this method of accounting, THMA is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are expected to be reflected as the equivalent of Pear US issuing stock for the net assets of THMA, accompanied by a recapitalization. The net assets of THMA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Pear US. Pear US has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

(i)	Pear US stockholders have a relative majority of the voting power of the Combined Company;

(ii)	The board of directors of the Combined Company has seven members, and Pear US stockholders have the ability to nominate a majority of the members of the board of directors;

(iii)	Pear US’s existing senior management comprise the senior management roles of the Combined Company and are responsible for the day-to-day operations;

(iv)	The intended strategy and operations of the Combined Company continues Pear US’s current strategy and operation; and

(v)	THMA assumed the Pear Therapeutics, Inc. name and corporate headquarters.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of the Combined Company upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings, or cost savings. Any cash proceeds remaining after the consummation of the Transactions and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Pear following the completion of the Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. THMA and Pear US have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The unaudited pro forma condensed combined financial information contained herein reflects THMA stockholders’ approval of the Transactions on November 30, 2021 and the redemption of 26,767,101 public shares of THMA’s Class A common stock at approximately $10.00 per share based on the pro rata portion of the funds in the trust account, for an aggregate payment of $267.7 million.

The following summarizes the Pear common stock issued and outstanding immediately after the Closing of the Transactions on December 1, 2021:

	Series A Common Stock Outstanding
Equity Capitalization Summary at Closing	Shares	%
THMA Public Stockholders (1)	832,899	0.6%
THMA Initial Stockholders (2)	6,900,000	5.0%
Pear Equityholders (3)(4)	113,399,293	82.3%
PIPE Investors (5)	10,280,000	7.5%
Anchor Investors Forward Purchase Shares (6)	6,387,026	4.6%

Total Series A Common Stock Outstanding	137,799,218	100.0%

(1)

Reflects redemptions of 26,767,101 public shares of THMA Class A common stock in connection with the Transactions at a redemption price of $10.00 per share based on funds held in the trust account as of December 1, 2021, two business days prior to closing.

(2)	Includes shares held by LJ10 LLC (the Sponsor) and THMA’s former directors and Advisors.
(3)	Excludes all 4,896,475 granted and outstanding Pear US In-the-Money Option that convert into an option to purchase 6,600,543 Pear Class A Common Shares.
(4)

Excludes up to 12,395,625 THMA Earn-Out Shares in the aggregate of additional Pear Class A Common Shares that the holders of Pear US Class A common stockholders can contingently receive in three equal tranches of 4,131,875 shares respectively, upon PEAR achieving $12.50, $15.00, or $17.50, respectively, as its volume-weighted average price per share for any 20 trading days within a 30 consecutive trading day period (as adjusted for share splits, reverse share splits, share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or the like).

(5)	Inclusive of shares under the Forward Purchase Assignment.
(6)	Purchased in accordance with the Amended Forward Purchase Agreement.

Assumptions and estimates underlying the Transaction Accounting Adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the completion of the Transactions. The Transaction Accounting Adjustments unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Pear Therapeutics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

(dollars in thousands, except per share amounts)

	As of September 30, 2021
	Historical
	U.S. GAAP		Transaction Accounting Adjustments (Note 3)		Pro Forma Condensed Combined
(dollars in thousands)	Pear Therapeutics (US), Inc.	Thimble Point Acquisition Corp.
ASSETS
Current assets
Cash and cash equivalents	$62,438	$771	$276,024	3a	$209,002
			(25,090)	3b
			99,316	3c
			63,870	3d
			(631)	3e
			(267,696)	3k
Short-term investments	6,508	—	—		6,508
Restricted cash	750	—	—		750
Accounts receivable	321	—	—		321
Prepaid expenses and other current assets	2,620	233	—		2,853

Total current assets	72,637	1,004	145,793		219,434
Property and equipment, net	6,112	—	—		6,112
Restricted cash	411	—	—		411
Deferred offering costs	6,917	—	(6,917)	3b	—
Other long-term assets	1,436	—	—		1,436
Marketable securities held in Trust Account	—	276,024	(276,024)	3a	—

TOTAL ASSETS	$87,513	$277,028	$(137,148)		$227,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,097	$—	$(326)	3b	$2,771
Accrued expenses and other current liabilities	17,002	2,869	(4,635)	3b	15,236
Deferred revenues	380	—	—		380
Debt	26,820	—	—		26,820
Promissory note—related party		631	(631)	3e	—

Total current liabilities	47,299	3,500	(5,592)		45,207
Embedded debt derivative	675	—	—		675
Warrant liabilities	9,952	13,503	(9,529)	3f	13,503
			(423)	3g
Earn-out liabilities	—	—	104,851	3h	104,851
Other long-term liabilities	1,625	—	—		1,625
Deferred underwriting fee payable	—	9,660	(9,660)	3b	—

Total Liabilities	59,551	26,663	79,647		165,861

Convertible preferred stock	291,392	—	(291,392)	3i	—
Class A common stock subject to possible redemption, 27,600,000 shares as of September 30, 2021 at redemption value of $10.00 per share	—	276,000	(276,000)	3i	—
Stockholders’ equity (deficit)
Common stock	1	—	1	3c	12
			—	3d
			—	3f
			—	3g
			13	3i
			(3)	3k
			—	3l
Class B common stock $0.0001 par value; 20,000,000 shares authorized; 6,900,000 shares issued and outstanding as of September 30, 2021	—	1	(1)	3j	—
Additional paid-in capital	3,302	—	(15,154)	3b	330,485
			99,315	3c
			63,870	3d
			9,529	3f
			423	3g
			(104,851)	3h
			567,380	3i
			(25,636)	3j
			(267,693)	3k
Accumulated deficit	(266,733)	(25,636)	25,636	3j	(268,965)
			(2,232)	3b
Accumulated other comprehensive income	—	—	—		—

Total stockholders’ (deficit) equity	(263,430)	(25,635)	350,597		61,532

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$87,513	$277,028	$(137,148)		$227,393

Pear Therapeutics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2020

(dollars in thousands, except per share amounts)

	Year ended December 31, 2020
	Pear Therapeutics (US), Inc.	Thimble Point Acquisition Corp.	Transaction Accounting Adjustments (Note 3)		Pro Forma Condensed Combined
Revenue
Product revenue	$149	$—	$—		$149
Collaboration and license revenue	9,235	—	—		9,235

Total revenue	9,384	—	—		9,384
Cost and operating expenses:
Cost of product revenue	1,718	—	—		1,718
Research and development	28,084	—	—		28,084
Selling, general and administrative	56,226	—	1,324	3o	57,550
Operating and formation costs	—	2	3,173	3p	3,175

Total cost and operating expenses	86,028	2	4,497		90,527

Loss from operations:	(76,644)	(2)	(4,497)		(81,143)
Other income (expense), net
Interest and other (expense) income, net	(2,561)	—	—		(2,561)
Loss on issuance of convertible preferred stock	(16,819)	—	—		(16,819)
Gain/loss on change in fair value of earn out	—	—	—		—
Loss on extinguishment of debt	(998)	—	—		(998)

Total other (expense) income, net	(20,378)	—	—		(20,378)

Net loss	$(97,022)	$(2)	$(4,497)		$(101,521)

Net Loss	(97,022)	(2)	(4,497)		(101,521)
Loss on repurchase of convertible preferred stock	(11,053)	—	—		(11,053)

Net loss attributable to common stockholders	$(108,075)	$(2)	$(4,497)		$(112,574)

Net loss per share
Weighted average Class A common shares outstanding				3n	137,799,218
Loss per share (basic and diluted) attributable to Class A common stockholders					$(0.74)

Pear Therapeutics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months Ended September 30, 2021

(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2021
	Pear Therapeutics (US), Inc.	Thimble Point Acquisition Corp.	Transaction Accounting Adjustments (Note 3)		Pro Forma Condensed Combined
Revenue
Product revenue	$2,550	$—	$—		$2,550
Collaboration and license revenue	338	—	—		338

Total revenue	2,888	—	—		2,888
Cost and operating expenses:
Cost of product revenue	3,585	—	—		3,585
Research and development	24,943	—	—		24,943
Selling, general and administrative	45,811	—	—		45,811
Operating and formation costs	—	5,036	(80)	3l	4,956

Total cost and operating expenses	74,339	5,036	(80)		79,295

Loss from operations:	(71,451)	(5,036)	80		(76,407)
Other income (expense), net
Interest and other (expense) income, net	(3,086)	24	(24)	3m	(3,086)
Change in fair value of warrants	(7,302)	3,127	—		(4,175)
Loss on issuance of convertible preferred stock	(2,053)	—	—		(2,053)
Change in fair value of promissory note	—	369	—		369

Total other (expense) income, net	(12,441)	3,520	(24)		(8,945)

Net (loss) income	$(83,892)	$(1,516)	$56		$(85,352)

Net loss per share
Weighted average Class A common shares outstanding				3n	137,799,218
Loss per share - basic and diluted attributable to Class A common stockholders					$(0.62)

Pear Therapeutics, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The Merger are accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the Merger is treated as the equivalent of Pear US issuing shares for the net assets of THMA accompanied by a recapitalization. The net assets of THMA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Pear US.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Transactions as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, gives pro forma effect to the Merger as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference:

•

the historical unaudited condensed balance sheet of THMA as of September 30, 2021 and unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes, included in THMA’s Quarterly Report filed on Form 10-Q filed with the SEC on November 5, 2021; and

•

the historical unaudited condensed balance sheet of Pear US as of September 30, 2021 and unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes, included in Exhibit 99.1 of this filing.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

the historical audited statement of operations for THMA for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus filed with the SEC on October 26, 2021; and

•	the historical audited statement of operations of Pear US for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus filed with the SEC on October 26, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger and as such the financial information does not reflect any Management Adjustments (as defined under Release No. 33-10786).

The pro forma adjustments reflecting the consummation of the Merger are based on currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

One-time direct incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected on the unaudited pro forma condensed combined balance sheet as a direct reduction to Pear’s additional paid-in capital and are assumed to be cash settled.

Note 2. Accounting Policies

In the preparation of this unaudited pro forma condensed combined financial information, no reclassifications were determined to be necessary to align THMA and Pear US’s financial statement presentations.

There were no intercompany transactions between THMA and Pear US that require adjustments to the unaudited pro forma condensed combined financial information for any of the periods presented.

Note 3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. THMA has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. THMA and Pear have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a.	Reflects the reclassification $276.0 million held in THMA’s trust account to cash and cash equivalents.

b.

Reflects the settlement of estimated unpaid transaction costs of Pear US of $20.0 million and THMA of $13.2 million totaling approximately $33.2 million for which $4.6 million of Pear US costs have been prepaid and recognized in the historical financial statements and $2.1 million of THMA costs have been accrued and recognized in the historical financial statements. The remaining costs have not yet been recognized in the historical financial statements but have been incurred or are expected to be incurred in connection with the Merger and PIPE financing. Transaction costs include legal, financial advisory, and other professional fees related to the Merger. In connection with the reverse recapitalization treatment, Pear US’s transaction costs are recorded as reductions to additional paid-in capital.

THMA’s transaction costs are recorded through the income statement and are treated as a reduction to accumulated deficit, however, as THMA’s accumulated deficit is reclassified to additional paid-in capital in connection with the Merger, this adjustment reflects the recording of the transaction costs directly to additional paid-in capital.

This adjustment also reflects the payment of $7.4 million of deferred underwriting fee payable by THMA upon completion of the Business Combination Agreement.

The Company allocated $1.4 million of transaction costs to the liability classified THMA Earn-Out Shares based on the relative fair value of these instruments as compared to the total Merger consideration. The portion of transaction costs allocated to the THMA Earn-Out Shares is reflected as a reduction to cash and retained earnings. These costs are determined to relate to future share issuances and not to the initial recapitalization, and therefore, they are expensed at the Closing.

c.

Reflects net proceeds of $99.3 million ($102.8 million gross less $3.5 million in direct placement fees) from the issuance and sale of 10,280,000 Pear Class A Common Shares at $10.00 per share in connection with the sale of the PIPE Shares pursuant to the Subscription Agreements.

d.

Reflects the cash proceeds of $63.9 million from the issuance and sale of 6,387,026 Pear Class A Common Shares at $10.00 per share in connection with the Amended Forward Purchase Agreement. The Pear Class A Common Shares are recorded at their par value and balance is recorded as additional paid-in capital related.

e.	Reflects the cash payment of THMA’s $0.6 Promissory note – related party (held by the Sponsor) at Closing.

f.

Reflects the cashless exercise of warrants to purchase 1,012,672 Pear US Series D-1 Preferred Shares held by Perceptive Credit Holdings III, LP (“Perceptive”), pursuant to which Perceptive obtained 629,057 Pear US Series D-1 Preferred Shares. This adjustment removes the carrying value of the warrant liability related to the warrants to purchase Pear US Series D-1 Preferred Shares on Pear US’s books and recognizes the par value and additional paid-in capital of the net shares issued on exercise. Upon completion of the Merger, the Pear US Series D-1 shares converted into Pear Class A Common Shares.

g.

Reflects the cashless exercise of warrants to purchase 32,711 Pear US Series A Preferred Shares and 81,322 Pear US Common Shares held by Silicon Valley Bank, pursuant to which Silicon Valley Bank obtained 30,674 Pear US Series A Preferred Shares and 73,547 Pear US Common Shares. This adjustment removes the carrying value of the warrant liability related to the warrants to purchase Pear US Series A Preferred Shares and the exercise of the common stock warrants on Pear US’s books and recognizes the par value and additional paid-in capital of the net shares issued on exercise. Upon completion of the Merger, the Pear US Series A Preferred Shares and the Pear US Common Shares converted directly into Pear Class A Common Shares.

h.

Reflects the fair value of the THMA Earn-Out Shares contingently issuable to eligible Pear US stockholders. The fair value was determined based on information available as of the date of the unaudited pro forma condensed combined financial information. Refer to Note 5 for more information.

i.

Reflects the issuance of 120,000,000 of Pear Class A Common Shares at $0.0001 par value to holders of Pear US common stock at the Closing pursuant to the Business Combination Agreement to effect the reverse recapitalization. Total consideration issued to Pear US stockholders totaled $1.2 billion or 120,000,000 shares ($10 per share price).

Additionally, in connection with the reverse recapitalization, the Public Shares subject to redemption by Public Stockholders totaling $276.0 million transferred to permanent equity and all THMA Class B Common Shares converted into THMA Class A Common Shares.

j.	Reflects the elimination of THMA historical accumulated deficit with a corresponding adjustment to additional paid-in capital for Pear US in connection with the reverse recapitalization at Closing.

k.

Reflects the redemptions of 26,767,101 THMA Class A Common Shares by Public Stockholders being redeemed for an aggregate payment of approximately $267.7 million (the redemption price of $10.00 per share plus interest earned on the funds held in trust account and not previously released to THMA to pay taxes, or approximately $10.00 per share).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 are as follows:

l.	Reflects the elimination of the THMA’s administrative service fee paid to the Sponsor that ceased upon the closing of the Merger.

m.

Reflects the elimination of dividends, interest income, and unrealized loss on investments related to the funds held in the Trust Account of THMA that would not have been earned if the Merger were consummated on January 1, 2020.

n.	Represents the weighted average shares outstanding due to the issuance of THMA Class A Common Shares (and redemptions of Public Shares) in connection with the Merger.

The pro forma adjustments in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

o.

Reflects $1.3 million of transaction costs related to the liability classified THMA Earn-Out Shares based on the relative fair value of these instruments as compared to the total Merger consideration. These costs are determined to relate to future share issuances and not to the initial recapitalization and therefore they are expensed at the Closing.

p.	Reflects $3.2 million of THMA’s transaction costs which have not yet been recorded in THMA’s historical financial statements.

Note 4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2020. As the Merger is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented.

(dollars in thousands, except per share data)	Year Ended December 31, 2020	Nine Months Ended September 30, 2021
Numerator:
Pro forma net loss attributable to common stockholders	$(101,521)	$(85,352)
Denominator:
Public Shares and Founder Shares	7,732,899	7,732,899
Pear Stockholders—Shares issued in Merger (1)	113,399,293	113,399,293
PIPE Shares (2)	10,280,000	10,280,000
Forward Purchase Shares, Including Anchor Investor (3)	6,387,026	6,387,026

Pro forma weighted average shares outstanding—basic and diluted	137,799,218	137,799,218

Pro Forma net loss per share attributable to Class A common stockholders—basic and diluted (4)	$(0.74)	$(0.62)

(1)

Excludes 6,600,543 shares underlying vested stock options as these shares will not be issued until the underlying stock options are exercised. Excludes up to 12,395,625 contingent shares of THMA Earn-Out Shares that the holders of Pear US Class A common stockholders can contingently receive in three equal tranches of 4,131,875 Shares, upon PEAR achieving $12.50, $15.00, or $17.50, respectively, as its volume-weighted average price per share for any 20 trading days within a 30 consecutive trading day period (as adjusted for share splits, reverse share splits, share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or the like). Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that will be unexercised at the closing of the Merger.

(2)	Includes PIPE Shares and shares issued in connection with the Forward Purchase Assignment.
(3)	Includes the issuance and sale of 6,387,026 THMA Class A Common Shares at $10.0 per share in connection with the Amended Forward Purchase Agreement.
(4)

For the purposes of applying the if-converted method for calculating diluted earnings per share, it was assumed all outstanding Public Warrants, Private Placement Warrants, and Pear options are exchanged for THMA Class A Common Shares. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 14,212,945 shares underlying Public Warrants and Private Placement Warrants and (b) 6,600,543 shares underlying vested and unexercised stock options.

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented because including them would have an anti-dilutive effect:

(in thousands)	Year Ended December 31, 2020	Nine Months Ended September 30, 2021
Pear options outstanding	13,620,315	16,253,317

Note 5. THMA Earn-Out Shares

The THMA Earn-Out Shares are expected to be accounted for as liability classified instruments because the earn-out triggering and acceleration events that determine the number of THMA Earn-Out Shares to be issued to the eligible Pear US stockholders are not indexed to the common shares of the Combined Company. The preliminary estimated fair value of the THMA Earn-Out Shares is $104.9 million. This preliminary estimated fair value of the THMA Earn-Out was determined using a Monte Carlo simulation valuation model using the following assumptions:

•	Price Target: Price Target as defined in the Business Combination Agreement for each Triggering Event:

•	Triggering Event 1 is $12.50

•	Triggering Event 2 is $15.00

•	Triggering Event 3 is $17.50

•	Vesting Date: The trading day that the target share price is achieved in at least 20 of the last 30 trading days

•	Discount period: Number of trading days between two dates, excluding holidays

•	Discount rate: An interpolated continuous risk-free rate commensurate with the longest term simulated

•

Expected pre-announcement future volatility: the volatility rate was implied from the existing Thimble Point Acquisition Corp. SPAC warrants. Estimated within a lattice framework, considering the make-whole feature and estimated forced exercise prices ranging from $18.50 to $20.00.

•	Expected post-announcement future volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to Pear US’ business

•

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the Earn-Out Period.

•	Expected term: The expected term is the five-year term of the Earn-Out Period.

•	Expected dividend yield: The expected dividend rate is zero as the Combined Company currently has no history or expectation of declaring

Note 6. Unaudited Historical Comparative and Pro Forma Comparative Per Share Data of THMA and Pear US

The unaudited pro forma book value information reflects the Transactions as if they had occurred on September 30, 2021. The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2020. This information is only a summary and should be read together with the summary historical financial information, the historical financial statements of THMA and Pear US and related notes which are included in the Proxy Statement/Prospectus filed with the SEC on October 26, 2021. The unaudited pro forma combined per share information of THMA and Pear US is derived from, and should be read in conjunction with, the unaudited pro forma combined financial information and related notes which are included in the Proxy Statement/Prospectus filed with the SEC on October 26, 2021. The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share would have occurred had the companies been combined during the periods presented, nor earnings per share that for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of THMA and Pear US would have been had the companies been combined during the periods presented:

	Historical
(in thousands, except share and per share amounts)	Thimble Point Acquisition Corp.	Pear Therapeutics (US), Inc.	Pro Forma Combined
As of and for the Nine Months Ended September 30, 2021(1)
Book value per share(2)	($0.74)	($3.45)	$0.45
Weighted average common shares outstanding—basic and diluted	n/a	11,481,620	137,799,218
Weighted average shares outstanding of Class A—basic and diluted	27,600,000	n/a	n/a
Weighted average shares outstanding of Class B—basic and diluted	6,784,615	n/a	n/a
Net loss per common share—basic and diluted	n/a	($7.31)	($0.62)
Net income per Class A share—basic and diluted	$—	n/a	n/a
Net income per Class B share—basic and diluted	($0.22)	n/a	n/a

(1)	There were no cash dividends for either THMA or Pear US in the period presented.
(2)

Historical book value per share for THMA and Pear US is calculated as permanent equity divided by the total number of outstanding shares. Pro forma book value per share is calculated as pro forma total stockholders’ equity divided by the total shares of the Combined Company immediately after the Transactions under each scenario.